Exhibit 10.14
THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.
STARVOX COMMUNICATIONS, INC.
Senior Secured Convertible Promissory Note

«Money»	As of May 24, 2006
San Jose, California
     StarVox Communications, Inc., a California corporation (the “Company”), for value received, hereby promises to pay to <<Holder>>, with an address at <<Adress>>, or its successors or permitted assigns (the “Holder”), the principal amount of <<Money Spelled>>
($ <<Money>>), in lawful money of the United States of America, with interest thereon to be computed from the date hereof, on the unpaid principal balance at the rate and as herein provided.
     All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the “Maximum Rate”). If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, the Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Holder with respect to the debt evidenced hereby.
     1. Note Purchase Agreement: Security.
     This Note is issued pursuant to, and is entitled to the benefits of, the Secured Convertible Note and Warrant Purchase Agreement, dated as of May 24, 2006 (the “Note Purchase Agreement”). This Note and the Company’s obligations hereunder are collateralized by a security interest in the assets of the Company, pursuant to a Security Agreement, dated as of the same date of this Note (the “Security Agreement”), by and among the Company and the Holder, as secured party. If an Event of Default (as hereinafter defined) shall have occurred and the principal amount of this Note shall become due and payable, the Holder shall be entitled to exercise, in addition to any right, power or remedy permitted in law or equity, all its remedies under the Security Agreement or the Note Purchase Agreement, as applicable.
     2. Interest: Payments.
          (a) Principal of, and any accrued and unpaid interest on, this Note shall be due and payable on demand by the Holder at any time following six months from the date of this Note (the “Maturity Date”), unless the principal of, and any accrued and unpaid interest on this Note has been converted in accordance with the terms hereof.
          (b) Until this Note is converted or paid in full, interest on this Note shall accrue from the date hereof at the Applicable Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months). For purposes of this Note, the Applicable Rate shall mean 12.0%, except in the event that the Company fails to pay to the Holder any portion of the principal and/or interest due on the Maturity Date or if an Event of Default shall have occurred in which case the Applicable Rate shall thereafter, during the continuance of such failure, be 15%.
          (c) If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on such Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. “Business Day” means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the city of New York, New York.
          (d) Payment of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by the Holder or by check sent to the Holder as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
          (e) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, setoff, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.
          (f) Notwithstanding anything to the contrary in this Note, the Note Purchase Agreement, the Security Agreement or any other document executed in connection herewith, the amounts owing under this Note may be prepaid at any time without penalty or premium. This Note must be prepaid, in whole, upon the Company (or any affiliated or parent company) completing any debt or equity financing (in one or a series of closings) in which the Company (or any affiliated or parent company) receives gross cash proceeds of at least $15 million.

     3. Ranking of Note.
          (a) The Company, for itself, its successors and assigns, covenants and agrees, that the payment of the principal of and interest on this Note is senior in right of payment to the payment of all existing and future Junior Debt (as hereinafter defined). “Junior Debt” shall mean all existing and future Indebtedness, except for (i) Indebtedness owing to Sand Hill Finance, LLC in the amount of $1,500,000 and (ii) future senior Indebtedness incurred by the Company from financial institutions and/or venture debt lenders with the written consent of Lenders (as defined in the Note Purchase Agreement) holding at least 75% of the aggregate outstanding principal amount of the Convertible Notes (as defined in the Note Purchase Agreement) and expressly made senior to the Company’s obligations under the Convertible Notes and the Note Purchase Agreement. For purposes of this Section 3 (a), “Indebtedness” shall mean (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) any obligation directly or indirectly guaranteed.
          (b) Upon any payment or distribution of the assets of the Company, to creditors upon dissolution, total or partial liquidation or reorganization of, or similar proceeding relating to the Company, the Holder of this Note will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive any payment.
     4. Affirmative Covenants.
     The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on this Note:
          (a) the Company shall promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a “Default”), a notice specifying that such notice is a “Notice of Default” and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto; and
          (b) the Company shall permit any representative Holder authorizes, including, without limitation, its attorneys and accountants, to inspect, examine and make copies and abstracts of the books of account and records of the Company at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of the Company to discuss such books of account and records. In addition, Holder shall be entitled at reasonable times and intervals to consult with and advise the management and officers of the Company concerning significant business issues affecting the Company. Such consultations shall not unreasonably interfere with the Company’s business operations.

     5. Conversion.
          (a) At the option of the Holder exercisable, in whole or in part, upon the closing of an equity financing of the Company with gross proceeds to the Company of at least twelve million dollars (U.S. $12,000,000) (excluding the conversion of the principal and accrued but unpaid interest then due on any outstanding convertible promissory notes) or more (the “Next Financing”), any portion of the principal and accrued but unpaid interest then due on this Note (the “Loan Amount”) may be converted into that number of shares of the class of equity security issued in the Next Financing (the “Securities”) determined by dividing (a) the Loan Amount by (b) the lowest purchase price per share established in the Next Financing (the “Next Per Share Price”). Any fraction of a share resulting from this calculation shall be rounded upward to the next whole share. Such Securities shall be identical in all respects to the Securities issued by the Company in the Next Financing and the Holder shall have all the rights and benefits (including the benefits of any representations and warranties, preemptive rights, rights of first offer, co-sale rights, registration rights and other similar rights) accorded to the purchasers of such Securities. In the event the Holder elects to convert this Note as aforesaid, it shall deliver to the Company written notice of such election (a “Conversion Notice”). The conversion of this Note into Securities shall take place at the closing of the Next Financing or on such other date and at such other time as may be mutually agreed to by the Company and the Holder (such date hereinafter referred to as the “Conversion Date”).
          (b) Upon conversion of this Note pursuant to Section 5(a), the Holder shall be deemed to be the holder of record of the shares of Securities issuable upon such conversion (the “Conversion Shares”), notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after the Conversion Date, the Company shall issue and deliver to the Holder a certificate or certificates for the Conversion Shares registered in the name of the Holder or its designee(s); provided, that the Company, by notice given to the Holder promptly after the Conversion Date may require the Holder, as a condition to the delivery of such certificate or certificates, to present this Note to the Company.
          (c) The issuance of any Conversion Shares, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
          (d) The Holder shall not have, solely on account of such status as a holder of this Note, any rights of a shareholder of the Company, either at law or in equity, or any right to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Note.

     6. Events of Default.
     The occurrence of any of the following events shall constitute an event of default (an “Event of Default”):
          (a) A default in the payment of the principal or interest on the Note, when and as the same shall become due and payable.
          (b) A default in the performance, or a breach, of any of the covenants or agreements of the Company contained in this Note, the Note Purchase Agreement or the Security Agreement, which default (except as provided in Section 6(a)) is not cured within ten (10) days after written notice thereof.
          (c) Any representation, warranty or certification made by the Company in or pursuant to this Note, the Note Purchase Agreement or the Security Agreement is untrue when made.
          (d) A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.
          (e) The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.
     7. Remedies Upon Default.
     Upon the occurrence of an Event of Default referred to in Sections 6(a) through (e), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company; provided, however, that if an event described in Section 6(e) above shall occur, the result that would otherwise occur only upon giving of notice by the Holder to the Company as specified above shall occur automatically, without the giving of any such notice. The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, reasonable attorneys’ fees and expenses actually incurred.
     8. Representations and Warranties of the Company. The representations and warranties of the Company set forth in the Note Purchase Agreement and Security Agreement are incorporated herein by reference.
     9. Miscellaneous.
          (a) The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Holder may assign all or a portion of its rights hereunder to an affiliate of the Holder without such consent. Nothing in this Note, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.
          (b) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 2728 Orchard Parkway, San Jose, California 95134, Attention: Chief Executive Officer, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9(b). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 9(b). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9(b) shall be deemed given at the time of receipt thereof.
          (c) Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.
          (d) No course of dealing and no delay or omission on the part of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s or the Company’s rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Note upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.
          (e) If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.
          (f) This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles governing conflicts of law.
          (g) The Company promises to pay any and all reasonable attorneys’ and other out of pocket professionals’ fees and expenses incurred by Holder after the date hereof in connection with or related to: (i) this Note, the Warrant issued pursuant to the Note Purchase Agreement (the “Warrant”), the Note Purchase Agreement or the Security Agreement; (ii) the collection or enforcement of this Note; (iii) the amendment or modification of this Note, the Note Purchase Agreement, the Warrant or the Security Agreement; (iv) any waiver, consent, release, or termination under this Note, the Note Purchase Agreement, the Warrant or the Security Agreement; (v) the protection, preservation, sale, lease, liquidation, or disposition of collateral under the Security Agreement or the exercise of remedies with respect to such collateral; (vi) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Company or the collateral under the Security Agreement, and any appeal or review thereof; and (vii) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Company, this Note, the Warrant or the Security Agreement, including representing Holder in any adversary proceeding or contested matter commenced or continued by or on behalf of the Company’s estate, and any appeal or review thereof. Holder’s professional fees and expenses shall include out of pocket fees or expenses for Holder’s attorneys, accountants, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Holder in connection with the foregoing. The Company’s promise to pay all of Holder’s professional fees and expenses is part of the obligations under this Note. All of the foregoing costs and expenses shall be payable within thirty (30) days of written demand by Holder. The Company agrees that Holder’s written demand need not consist of more detail than a separate line item for each general category of expense and corresponding amount, such as legal fees and costs $100.00, filing fees $100.00, or courier services $100.00, etc., provided that reasonable detail will be provided upon request by the Company.
* * * * *

     IN WITNESS WHEREOF, the Company has caused this Note to be executed on December ___, 2006 and effective as of the day and year first above written.

STARVOX COMMUNICATIONS, INC.
By:
Tom Rowley, President and CEO

Signature Page to the May 24th Note for «Holder»